SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          April 21, 2003
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                             SOUTHERN POWER COMPANY
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             (Exact name of registrant as specified in its charter)


 Delaware                          333-98553                   58-2598670
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(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)             File Number)           Identification No.)


270 Peachtree Street, N.W., Atlanta, Georgia                             30303
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     (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code        (404)   506-5000
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                                      N/A
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events and Regulation FD Disclosure.

         Reference is made to "Management's Discussion and Analysis of Results of Operations and Financial Condition - Future Earnings Potential - General" and to Note 5 to the "Notes to Financial Statements" in the Annual Report on Form 10-K for the year ended December 31, 2002 for Southern Power Company ("Southern Power") for information regarding power purchase agreements ("PPAs") between subsidiaries of Dynegy, Inc. ("Dynegy") and Southern Power and related letters of credit. The Dynegy letter of credit in favor of Southern Power related to Plant Dahlberg was extended to June 20, 2003 and those related to Plant Franklin were extended to April 28, 2004.

         On April 21, 2003, Southern Power and one of its affiliates entered into a letter agreement with Dynegy (the "Letter Agreement") to resolve all outstanding matters related to Dynegy and the PPAs. Under the terms of the Letter Agreement, (1) Dynegy would make a one-time cash payment of $80 million to Southern Power upon the execution of a definitive agreement and related documentation (the "Closing"); (2) the PPAs between Southern Power and Dynegy relating to Plant Dahlberg and Plant Franklin would be terminated upon the Closing, with no party to have any remaining obligations under such PPAs after the Closing; and (3) at the Closing, upon receipt of the cash payment from Dynegy, Southern Power would return the existing letters of credit in favor of Southern Power in support of Dynegy's obligations under the PPAs relating to Plant Dahlberg and Plant Franklin. The parties agree to use their best efforts to complete and execute definitive documentation reflecting the terms of the Letter Agreement by May 30, 2003. The termination payment from Dynegy would result in a one-time gain upon the Closing to Southern Power of $50 million after tax.

         Because of the proposed termination of these PPAs, Southern Power is exploring several options for its existing capacity and is also evaluating its construction schedule for Plant Franklin Unit 3 and may determine to defer further development based on forecasted capacity needs.

         The final outcome of these matters cannot now be determined.

Cautionary Statement Regarding Forward-Looking Information:

         All of the information in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Southern Power cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Power; accordingly, there can be no assurance that such indicated results will be realized.

         The following factors, in addition to those discussed in Annual Report on Form 10-K for the year ended December 31, 2002 of Southern Power, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the effects, extent and timing of the entry of additional competition in the markets in which Southern Power operates; the impact of fluctuations in commodity prices, interest rates and customer demand; political, legal and economic conditions and developments in the United States; the ability of counterparties of Southern Power to make payments as and when due; the effects of, and changes in, economic conditions


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in the areas in which Southern Power operates, including the current soft economy; the direct or indirect effects on Southern Power's business resulting from the terrorist incidents on September 11, 2001, or any similar such incidents or responses to such incidents; financial market conditions and the results of financing efforts; the ability of Southern Power to obtain additional generating capacity at competitive prices; and weather and other natural phenomena.








                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April 22, 2003                    SOUTHERN POWER COMPANY



                                            By /s/Wayne Boston
                                               Wayne Boston
                                               Assistant Secretary